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EXECUTION COPY

           TRANSITION, ADMINISTRATIVE AND UTILITIES SERVICES AGREEMENT

      THIS TRANSITION, ADMINISTRATIVE AND UTILITIES SERVICES AGREEMENT, dated August 13, 1999, by and between Lorain Tubular Company, LLC, a Delaware limited liability company (hereinafter called "NEWTUBE"), and Republic Technologies International, LLC, a Delaware limited liability company (hereinafter called "RTI").

                               W I T N E S S E T H

      WHEREAS, pursuant to a Master Restructuring Agreement of even date herewith (the "Master Agreement"), RTI was created and succeeded to the steelmaking and bar operations previously owned and operated by USS/KOBE Steel Company ("USS/KOBE") in Lorain, Ohio including certain administrative functions of USS/KOBE;

      WHEREAS, pursuant to the Master Agreement, NEWTUBE was created and succeeded to the tubular operations previously owned and operated by USS/KOBE;

      WHEREAS, in order to allow for the continued operation of their respective operations at the Lorain, Ohio facility, NEWTUBE and RTI wish to evidence their intent and agreement to provide those administrative and other services for the other as are necessary for each party to continue its operations at the Lorain, Ohio facility during the identified periods;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto do agree as follows:

                                    ARTICLE I

                                   Definitions

      Section 1.1 Unless otherwise defined herein, all capitalized terms used herein shall have the definitions given to them in the Master Agreement.

                                   ARTICLE II

                                 Transition Term

      Section 2.l Transition Term.

      Except as set forth in Article VIII with respect to the Utility Services (as defined therein), the term of this Agreement shall commence on the Closing Date and continue until July 31, 2000, except to the extent (a) this Agreement is terminated in whole or in part (with respect to one or more services) pursuant to Section 2.2, or (b) the term hereof is extended (with respect to one or more services) pursuant to a mutual written agreement between the parties (the "Transition Term").
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      Section 2.2 Termination.

      In order to facilitate the parties' transition to independent operations to the full extent that is commercially practicable, each party shall have the right, at any time during the term of this Agreement, to cancel or reduce the scope of any services it is receiving from the other party by providing not less than thirty (30) days' written notice of its intent to do so. The party providing services hereunder shall not have the right to terminate any such services during the term of this Agreement without the written consent of the other party hereto.

                                   ARTICLE III

                            Services Provided by RTI

      RTI agrees to provide to NEWTUBE the services described in this Article III (the "RTI Services") upon the terms and conditions set forth below.

      Section 3.1 RTI Computer Services and Systems.

      (a) RTI agrees to provide RTI Services with respect to the computer systems (the "Systems") within the scope generally described in Attachment A and Attachment B. Without limiting the generality of the foregoing, RTI Services with respect to the Systems will include using commercially reasonable efforts to provide NEWTUBE with the benefits of the agreements referenced in items 11, 15, 16, 18 and 25 of Attachment C to the extent agreed upon herein.

      (b) Service will be maintained for all Systems and services for all output production on a daily, weekly, monthly, quarterly or annual basis as currently produced. RTI computer operations personnel will use substantially similar or equivalent operating procedures as USS/KOBE's existing procedures, including, but not limited to, job schedules, back-ups, recovery, records retention and software and hardware maintenance, and will take all reasonable precautions to assure data integrity is maintained, to prevent access by NEWTUBE to data related to RTI's operations and to prevent access by RTI to data related to NEWTUBE's operations, except to the extent necessary to perform RTI's obligations hereunder. All existing interfaces and outputs for the Systems will continue to be produced and distributed substantially as they are currently with respect to priority, frequency, detail, scheduling, content and distribution.

      (c) At NEWTUBE's expense (included in the compensation set forth on Attachment C), RTI personnel will provide commercially reasonable Systems support (either directly or through subcontractors) necessary for the transition of ownership of the tubular operations to NEWTUBE, including, but not limited to, computer-generated forms changes and distribution of outputs.


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      (d)   If in connection with NEWTUBE's transition to independent
            operations, NEWTUBE desires RTI to undertake any systems modifications as may be necessary to convert or adapt the Systems to a basis consistent with NEWTUBE's contemplated computer systems (including any necessary Systems support, such as data conversion support (producing tapes, etc.), for the conversion from the Systems to new systems acquired by NEWTUBE), RTI agrees to negotiate in good faith with NEWTUBE to reach agreement on such modifications and the charges therefor, and such modifications shall be undertaken only on the mutual agreement of the parties at NEWTUBE's expense. This service will be limited to modification of existing programs and will not involve the design of permanent new systems. RTI shall have no obligation to process or supply output from new systems acquired by NEWTUBE.

      Section 3.2 Other RTI Services.

      RTI shall also provide to NEWTUBE those RTI Services described in items 2, 3, 4, 7, 8, 9, 10.a, 12, 14, 22, 26, 27, 28, 30, 32, 38, 40, 41, 42, 43, 44, 46,
and 51 of Attachment C hereto. RTI shall use its reasonable commercial efforts to accommodate the orderly division between RTI and NEWTUBE of the services described in items 1, 5, 6, 10.b, 17, 19, 20, 21, 29, 34, 35, 47, 48 and 49 of
Attachment C. It is the parties' intention that there be no interruption of the services and goods to be provided hereunder, that the same shall be provided with substantially the same priority, frequency, detail, scheduling, content and distribution in accordance with historical practice at USS/KOBE, and each party shall make all commercially reasonable efforts to avoid any material hindrance or delay of the other party's operations (including, without limitation, either party's efforts to achieve "Y2K Compliance") as a result of the subject matter of this Agreement.

      Section 3.3 General Provisions as to Services.

      (a) RTI HEREBY EXPRESSLY DISCLAIMS (i) ANY AND ALL WARRANTIES WITH RESPECT TO ANY RTI SERVICES OR UTILITY SERVICES PROVIDED BY RTI PURSUANT HERETO, INCLUDING WITHOUT LIMITATION, ANY WARRANTY THAT THE RTI SERVICES OR UTILITY SERVICES WILL BE FIT FOR ANY PARTICULAR PURPOSE, AND (ii) ALL LIABILITY TO NEWTUBE, INCLUDING THAT ARISING FROM THE ORDINARY NEGLIGENCE OF RTI OR ANY OF RTI'S AFFILIATES AND THEIR RESPECTIVE PARTNERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS OR SUPPLIERS FOR ANY SERVICES PROVIDED UNDER THIS AGREEMENT, EXCEPT AS PROVIDED IN SECTION 9.13 AND SECTION 3.4 BELOW.

      (b) Notwithstanding anything else in this Agreement, in the event RTI's performance of the RTI Services hereunder is delayed or made impossible or commercially impracticable due to war, flood, civil commotion, fire, explosion, strike, lockout or other difference with workers, shortage of energy sources, material or labor, delay


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            in or lack of transportation, breakdown or accident, so called "Y2K"
            defects or malfunctions, compliance with or other action taken to carry out the intent or purpose of any law, regulation or other requirement of any governmental authority, Acts of God, or any cause beyond RTI's reasonable control, RTI shall have additional time within which to perform this Agreement as may be reasonably necessary under the circumstances. Nothing contained in this paragraph shall be interpreted to extend the Transition Term of this Agreement or to require RTI to provide RTI Services for longer than the periods specified herein.

      (c) RTI may decline to provide any RTI Service provided for herein if providing such service would result in a violation of any applicable law, regulation or ordinance. In any such event, RTI shall provide prompt and reasonable prior written notice to NEWTUBE, specifying the basis therefor, and RTI agrees to provide commercially reasonable assistance to NEWTUBE in obtaining substitute services.

      (d) NEWTUBE agrees that during the term of this Agreement, it will use commercially reasonable efforts to find alternative sources or methods of obtaining the RTI Services and, upon arranging for such alternative sources or methods, NEWTUBE shall provide RTI with at least thirty (30) days' prior written notice of the alternative arrangements (or such longer times as may be practical), and NEWTUBE shall promptly substitute such alternative source or method for the services provided hereunder. RTI shall cooperate with NEWTUBE in reasonable respects in implementing such change.

      (e) RTI shall not have authority by virtue of this Agreement to represent or commit NEWTUBE in connection with the sale of NEWTUBE's goods or services or purchase or acquisition of goods and/or services by NEWTUBE (except to the extent otherwise expressly provided in Section 8.6(d) or elsewhere herein).

      Section 3.4 Warranty.

      RTI warrants that the machine and electric shop work performed by it hereunder (item 26 on Attachment C) shall be performed in a workmanlike manner consistent with industry practice. This warranty will remain effective for a reasonable period after the applicable piece is placed into service, but in no event longer than twelve (12) months after completion of the applicable RTI Services. Except as set forth in Section 9.13(a) with respect to gross negligence or intentional misconduct, NEWTUBE's sole remedy for a breach by RTI of the foregoing warranty shall be the prompt repair or replacement of the applicable work or goods, at RTI's election. In addition, RTI will use reasonable commercial efforts to enforce on behalf of NEWTUBE any warranty rights or other remedies that RTI may have against a third party with respect to the RTI Services provided to NEWTUBE.


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                                   ARTICLE IV

                          Services Provided by NEWTUBE

      NEWTUBE agrees to provide to RTI the services described in this Article IV (the "NEWTUBE Services") upon the terms and conditions described below.

      Section 4.1 NEWTUBE Computer Services and Systems

      (a) NEWTUBE agrees to provide NEWTUBE Services with respect to the Systems within the scope generally described in Attachment D. Without limiting the generality of the foregoing, NEWTUBE Services with respect to the Systems will include using commercially reasonable efforts to provide RTI with the benefits of the agreements referenced in items13, 23 and 24 of Attachment C to the extent agreed upon herein.

      (b) Service will be maintained for all Systems and services for all output production on a daily, weekly, monthly, quarterly or annual basis as currently produced. NEWTUBE computer operations personnel will use substantially similar or equivalent operating procedures as USS/KOBE's existing procedures, including, but not limited to, job schedules, back-ups, recovery, records retention and software and hardware maintenance, and will take all reasonable precautions to assure data integrity is maintained, to prevent access by RTI to data related to NEWTUBE's operations and to prevent access by NEWTUBE to data related to RTI's operations, except to the extent necessary to perform NEWTUBE's obligations hereunder. All existing interfaces and outputs for the Systems will continue to be produced and distributed substantially as they are currently with respect to priority, frequency, detail, scheduling, content and distribution.

      (c) At RTI's expense (included in the compensation set forth on Attachment C), NEWTUBE personnel will provide commercially reasonable Systems support (either directly or through subcontractors) necessary for the transition of ownership of the bar operations to RTI, including, but not limited to, computer-generated forms changes and distribution of outputs.

      (d) If in connection with RTI's transition to independent operations, RTI desires NEWTUBE to undertake any systems modifications as may be necessary to convert or adapt the Systems to a basis consistent with RTI's contemplated computer systems (including any necessary Systems support, such as data conversion support (producing tapes, etc.), for the conversion from the Systems to new systems acquired by RTI), NEWTUBE agrees to negotiate in good faith with RTI to reach agreement on such modifications and the charges therefor, and such modifications shall be undertaken only on the mutual agreement of the parties at RTI's expense. This


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            service will be limited to modification of existing programs and will not involve the design of permanent new systems. NEWTUBE shall have no obligation to process or supply output from new systems acquired by RTI.

      Section 4.2 Other NEWTUBE Services.

      NEWTUBE shall provide to RTI those NEWTUBE services described in items 30, 33, 39 and 45 of Attachment C hereto. NEWTUBE will use its reasonable commercial efforts to accommodate the orderly division between NEWTUBE and RTI of the services described in items 1, 5, 6, 10.b, 17, 19, 20, 21, 29, 34, 35, 47, 48 and 49 of Attachment C. It is the parties' intention that there be no interruption of the services and goods to be provided hereunder, that the same shall be provided with substantially the same priority, frequency, detail, scheduling, content and distribution in accordance with historical practice at USS/KOBE, and each party shall make all commercially reasonable efforts to avoid any material hindrance or delay of the other party's operations (including, without limitation, either party's efforts to achieve "Y2K Compliance") as a result of the subject matter of this Agreement.

      Section 4.3 General Provisions as to Services.

      (a) NEWTUBE HEREBY EXPRESSLY DISCLAIMS (i) ANY AND ALL WARRANTIES WITH RESPECT TO ANY NEWTUBE SERVICES OR UTILITY SERVICES PROVIDED BY NEWTUBE PURSUANT HERETO, INCLUDING WITHOUT LIMITATION, ANY WARRANTY THAT THE NEWTUBE SERVICES OR UTILITY SERVICES WILL BE FIT FOR ANY PARTICULAR PURPOSE, AND (ii) ALL LIABILITY TO RTI, INCLUDING THAT ARISING FROM THE ORDINARY NEGLIGENCE OF NEWTUBE OR ANY OF NEWTUBE'S AFFILIATES OR THEIR RESPECTIVE PARTNERS, MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS OR SUPPLIERS FOR ANY SERVICES PROVIDED UNDER THIS AGREEMENT, EXCEPT AS PROVIDED IN
            SECTION 4.4 AND SECTION 9.13 BELOW.

      (b) Notwithstanding anything else in this Agreement, in the event NEWTUBE's performance of NEWTUBE Services hereunder is delayed or made impossible or commercially impracticable due to war, flood, civil commotion, fire, explosion, strike, lockout or other difference with workers, shortage of energy sources, material or labor, delay in or lack of transportation, breakdown or accident, so called "Y2K" defects or malfunctions, compliance with or other action taken to carry out the intent or purpose of any law, regulation or other requirement of any governmental authority, Acts of God, or any cause beyond NEWTUBE's reasonable control, NEWTUBE shall have additional time within which to perform this Agreement as may be reasonably necessary under the circumstances. Nothing contained in this paragraph shall be interpreted to extend the Transition Term of this Agreement or to


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            require NEWTUBE to provide NEWTUBE Services for longer than the periods specified herein.

      (c) NEWTUBE may decline to provide any NEWTUBE Service provided for herein if providing such service would result in a violation of any applicable law, regulation or ordinance. In any such event, NEWTUBE shall provide prompt and reasonable prior written notice to RTI, specifying the basis therefor, and NEWTUBE agrees to provide commercially reasonable assistance to RTI in obtaining substitute services.

      (d) RTI agrees that during the term of this Agreement, it will use commercially reasonable efforts to find alternative sources or methods of obtaining the NEWTUBE Services and, upon arranging for such alternative sources or methods, RTI shall provide NEWTUBE with at least thirty (30) days' prior written notice of the alternative arrangements (or such longer times as may be practical), and RTI shall promptly substitute such alternative source or method for the services provided hereunder. NEWTUBE shall cooperate with RTI in reasonable respects in implementing such change.

      (e) NEWTUBE shall not have authority by virtue of this Agreement to represent or commit RTI in connection with the sale of RTI's goods or services or purchase or acquisition of goods and/or services by RTI (except to the extent otherwise expressly provided elsewhere herein).

      Section 4.4 Warranty.

      NEWTUBE will use reasonable commercial efforts to enforce on behalf of RTI any warranty rights or other remedies that NEWTUBE may have against a third party with respect to the NEWTUBE Services provided to RTI.

                                    ARTICLE V

                             Compensation; Expenses

      Section 5.1 Services Generally.

      (a) For all RTI Services which RTI supplies hereunder, NEWTUBE shall pay to RTI the cost allocation, rate or price which is set forth in Attachment C, subject to adjustment as provided in Section 5.3(f).

      (b) For all NEWTUBE Services which NEWTUBE supplies hereunder, RTI shall pay to NEWTUBE the cost allocation, rate or price which is set forth in Attachment C, subject to adjustment as provided in Section 5.3(f).


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      (c)   Third party charges billed to the receiving party hereunder shall be based on the allocable portions (as determined pursuant to the methodology set forth on Attachment C) of the supplying party's out-of-pocket costs payable to the third party. Internal costs chargeable to the receiving party shall be based on the provider's actual out-of-pocket costs (including salary or wage plus benefits of personnel performing the reimbursable services, pro rated for the time of service hereunder) without mark-up for general overhead or profit.

      (d) The "19% Rule" referred to on Attachment C shall be deemed to mean that 19% of the applicable costs shall be allocated to NEWTUBE and 81% of the applicable costs shall be allocated to RTI.

      (e) Any prices for services to be negotiated between RTI and NEWTUBE as contemplated by Attachment C shall be negotiated in good faith by the parties to approximate normal market pricing therefor.

      Section 5.2 Reimbursement of Expenses.

      In addition to the payments set forth above, NEWTUBE shall reimburse RTI and RTI shall reimburse NEWTUBE, as the case may be, for all reasonable out-of-pocket expenses, such as pre-approved travel, consumable materials and the like, incurred by RTI or NEWTUBE in connection with the services provided under this Agreement to the other party.

      Section 5.3 Billing and Payment.

      (a) On or before the twentieth day of each month, each party shall invoice the other for all services provided or expenses incurred, including third party invoices received, in the preceding calendar month.

      (b) Within thirty (30) days of the date of each invoice relating to services provided hereunder, the receiving party shall pay the provider the amount due by check mailed to its address specified in the Master Agreement. All amounts not paid within thirty (30) days shall bear interest at the rate of interest announced from time to time by BankBoston, N.A. as its prime rate (the "Prime Rate").

      (c) If either RTI or NEWTUBE believes that there has been an error in an amount invoiced or paid or the timing of any payment hereunder, then such party shall notify the other party of such alleged error and shall provide such written evidence of the error as is available at the time of such notice. Each party shall provide the other with sufficient records relating to the matter so as to permit the parties to attempt to resolve the inconsistency. Following the determination of whether an error occurred, any improper charge or invoice, overpayment or underpayment found shall be


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            remedied, with interest at the Prime Rate in case of an overpayment or underpayment, by the party that benefitted from such error. Notwithstanding the foregoing, neither party may question the accuracy, correctness, timing or amount of any payment under this Agreement unless it notifies the other party of its disagreement within the ninety (90) days immediately following the date such payment was due.

      (d) Interest shall be due on any amount which the receiving party is otherwise disputing if such charge is ultimately determined to be applicable, but no interest shall apply as to any disputed amounts ultimately determined in the receiving party's favor.

      (e) Upon request of NEWTUBE, RTI shall supply to NEWTUBE reasonable support for all charges and expenses invoiced. Upon request of RTI, NEWTUBE shall supply to RTI reasonable support for all charges and expenses invoiced.

      (f) RTI shall promptly notify NEWTUBE of any changes in the cost allocations, rates and prices set forth or referenced on Attachment
            C. NEWTUBE shall promptly notify RTI of any changes in the cost allocations, rates and prices set forth or referenced on Attachment
            C. All changes must be justified on the bases stated in Section 5.1 for the initial rates and prices set forth in Exhibit C.

      (g) The obligation of the parties under this Article 5 shall survive the expiration of the Transition Term and, with respect to Utility Services, the term set forth in Article VIII, and nothing herein shall limit the ability of either party to bill for or collect any payments or reimbursements to which it would otherwise be entitled for services or costs accruing during such term.

                                   ARTICLE VI

             Cooperation Regarding Access, Maintenance and Buildings

      Section 6.1 General Agreement.

      In addition to providing to each other the RTI Services and the NEWTUBE Services, respectively, the parties agree that they shall (a) cooperate with each other in all reasonable respects during the term of this Agreement with respect to certain rights of access and usage of roads, rail trackage, rail interchanges, rail switching services, gates and the facilities and accommodations needed for the continued operation of their respective operations as historically conducted and (b) negotiate in good faith to enter into a commercially reasonable agreement or agreements addressing such matters (including the allocation of maintenance and other costs relating thereto). Without limiting the generality of the foregoing, the parties agree that during the Transition Term:


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      (a)   RTI and NEWTUBE each will allow the other reasonable access at no charge , via roads, railtracks, rail interchanges, bridges, gates, tunnels and walkways, to areas of the other's property at the Lorain, Ohio facility to the extent necessary to the continued operations of each as historically conducted, including, without limitation, providing ingress and egress to each party's facility, central spares locations, central shops locations, utility meters and connections and other commonly utilized areas. Attached hereto as Attachment E is a listing and a map showing certain of those easement agreements which are presently anticipated by the parties to be included within the definitive agreements to be executed and delivered pursuant to Section 6.2 hereof (including the location and agreed upon allocation of third party easements and rights-of-way currently benefitting USS/KOBE's premises and commonly used rail tracks); provided, however, it is understood and agreed that the listing of such easements is not intended to be an exclusive or exhaustive list of those easements which may be necessary;

      (b) RTI will provide reasonable maintenance and dust suppression substantially in accordance with past USS/KOBE practice and standards for all roads within NEWTUBE's boundaries that are used primarily by RTI pursuant to this Agreement;

      (c) NEWTUBE will allow RTI to use at no charge (other than the payment of utilities and real property taxes allocable thereto), on a non-exclusive basis, the transept bay, polymer building, electronics shop, electric motor repair shop, motor storage building, motor repair shop, bar coil storage/shipping area (i.e., former ERW and CW buildings) and central spares storage areas (4 buildings) for their current purposes ancillary to RTI's operations so long as RTI reasonably maintains the buildings, fixtures and utilities contained within or appurtenant to such buildings, performs structural inspections per industry standards and pays the utilities associated with such buildings in accordance with Section 8.6(g) hereof. The facilities listed above are those that are presently anticipated by the parties to be included within the definitive agreements to be executed and delivered pursuant to Section 6.2 hereof; provided, however, that it is understood and agreed that this listing of leases are those identified by the parties as of the date hereof and is not intended to be an exclusive or exhaustive list of those lease agreements which may be necessary;

      (d) RTI will allow NEWTUBE to use at no charge (other than the payment of utilities and real property taxes allocable thereto), on a non-exclusive basis, such space as is reasonably necessary in the Central Data office building (with access to the CPU room), the PBX building, central spares storage areas, "P-Field" area and offices for human resources administration. The facilities that are listed above are those that are presently anticipated by the parties to be included within the definitive agreements to be executed and delivered pursuant to Section 6.2 hereof; provided, however, that it is understood and agreed that this listing of leases are those identified by the parties


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            as of the date hereof and is not intended to be an exclusive or exhaustive list of those lease agreements which may be necessary;

      (e)   [DELETED]

      Section 6.2 Definitive Agreement(s).

      RTI and NEWTUBE agree to negotiate in good faith and use their reasonable best efforts to cause the preparation, negotiation and execution of one or more definitive agreements that will document and define the rights of the parties on a long-term basis with respect to the matters described above in this Article VI and with respect to the allocation and/or assignment of RTI/NEWTUBE and third party easements, rights-of-way, licenses and similar rights, as well as any other material existing agreements, affecting the parties' premises and operations. It is the intent of the parties that such agreements shall allow each party the continued use of areas and facilities as presently used by their respective operations (except for such changes as the parties reasonably deem to be advisable and commercially practical) and that any rights granted by third parties be allocated and assigned accordingly. It is the parties' further intent that such agreements be executed no later than 90 days after the Closing Date. Upon execution of each such agreement, this Agreement shall terminate with respect to the subject matter of such agreement.

      Section 6.3 Safety Rules.

      Each party's right to exercise the foregoing rights and benefits shall be expressly subject to that party's compliance with the other's safety rules and procedures and with all applicable laws, rules and regulations.

                                   ARTICLE VII

            Cooperation Regarding Miscellaneous Real Property Matters

         Section 7.1 Division and Allocation of Tax Abatement Benefits.

      NEWTUBE and RTI agree that, with respect to any real or personal property being divided and allocated to NEWTUBE and RTI, respectively, pursuant to the Master Agreement which is


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presently receiving any real or personal property tax abatement incentives or benefits under any similar program, each of RTI and NEWTUBE will cooperate in all reasonable respects in obtaining all necessary written consents and approvals to the transfer of tax abatement rights and benefits with respect to those assets being received by such party and the other party. Each party further agrees that all of its respective financial and tax records and reporting will reflect the benefit of any such tax abatement consistent with the agreement herein contained. Each of RTI and NEWTUBE agree to execute and deliver any and all documents reasonably requested by the other, or any governmental agency or regulatory body administering any such tax abatement agreements, to amend or modify such tax abatement agreement so that the benefits thereunder are allocated, assigned, or transferred to the appropriate party.

      Section 7.2 Environmental Licenses and Permits.

      Each of the parties agree to take any and all necessary steps and to cooperate with the other in all reasonable respects in connection with the transfer of any necessary environmental license or permit which have customarily been required for such party's business operations at USS/KOBE's facility, and each party shall execute or enter into any necessary applications, amendments, petitions, or other documents necessary to preserve the benefit of any and all such licenses or permits and to cause their effective beneficial transfer to the other in accordance herewith.

      Section 7.3 Real Property Taxes.

      The parties acknowledge that in conjunction with the transactions contemplated by the Master Agreement, it was necessary to obtain tax map split approval from the County of Lorain, Ohio. Although such approval has been obtained, the Lorain County Auditor will continue to process the split of the various assets and properties transferred so that proper real property tax billings can be rendered to the parties. Until such time as the Lorain County Auditor has properly completed the tax split for billing purposes, such that each of RTI and NEWTUBE is being billed for the real property and improvements which it received pursuant to the Master Agreement, RTI and NEWTUBE agree to allocate and be responsible for payment of their respective real property taxes. Each party agrees to share or provide information to the other relating to any property tax billings received. This provision shall survive the expiration of the Transition Term, in the same manner contemplated by Section 5.3(g) hereof.

                                  ARTICLE VIII

                                Utility Services

      Section 8.1 Utility Service to be Provided.

      (a) During the Utilities Term, RTI will provide NEWTUBE with access through existing connections to RTI's supply of the following utilities on the terms and subject to the conditions set forth herein:


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            Electricity Supply
            Natural Gas Supply
            Treated/Process Water Supply
            Potable Water Supply
            Sewage Disposal
            Industrial Waste Water & Storm Water Treatment & Disposal Telephone Interconnection
            Compressed Air
            Pipeline Industrial Gases Supply
            Fire Suppression Water

      (b) During the Utilities Term, NEWTUBE will provide RTI with access through existing connections to NEWTUBE's supply of the following utilities on the terms and subject to the conditions set forth herein:

            Electricity Supply
            Natural Gas Supply (for facilities leased to RTI per Article VI) Potable Water Supply (for facilities leased to RTI per Article VI) Sewage Disposal (for facilities leased to RTI per Article VI) Compressed Air (for facilities leased to RTI per Article VI) Pipeline Industrial Gases Supply (for facilities leased to RTI per
            Article VI) Fire Suppression Water (for facilities leased to RTI per
            Article VI)

      (c) The parties acknowledge and agree that the utility and similar services referenced above (the "Utility Services") are in certain cases supplied by third party public utility and similar companies, and although reference is made herein to the party providing access to such services as the provider of "utility" services, the parties have agreed that the supplier of these services will not have the obligations of a public utility company or any obligations other than as expressly set forth herein.

      (d) In cases where the Utility Service is being provided by a third party utility or other provider, the sole obligation of the party deemed the provider of such Utility Service hereunder shall be to provide access to the Utility Services, as delivered to it by the third party, to the recipient hereunder as described in Sections 8.1 and 8.5 hereof, and neither party shall otherwise be liable to the other in any way with respect to Utility Services provided by a third party, except for matters covered under Section 9.13.

      Section 8.2. Term.

      All Utility Services provided pursuant to this Article VIII shall be provided from the date hereof through August 31, 2014 except to the extent (a) this Article VIII is terminated in whole or in part (with respect to one or more Utility Services) pursuant to Section 8.3 or Section 8.4, or (b) the term of this Article VIII is extended (with respect to one or more Utility Services) pursuant to a mutual written agreement between the parties.

      Section 8.3 Termination.

      Each party receiving Utility Services shall have the right, at any time during the term of this Article VIII, to cancel or reduce the scope of any Utility Services it is receiving from the other party by providing not less than ninety (90) days' written notice of its intent to do so except where a longer notification period is required for termination (either absolutely or to avoid material changes in base load and corresponding rates) of any currently existing third party Utility Services supply agreement or any such third party supply agreement subsequently entered into by the provider party hereunder with the consent of the recipient party hereunder. In the event that RTI or NEWTUBE determines, in its sole discretion, that it will terminate its own receipt and usage of a Utility Service provided to the other party hereunder or its ability to provide such Utility Service to the other as contemplated herein, the party electing such termination shall take all such actions, at its own cost, as are reasonably necessary to secure a substitute source or access to such Utility Service for the other party including, without limitation, the construction of facilities or acquisition of equipment necessary to provide such substitute source or access. In the event that either party providing Utility Services hereunder determines that a material capital expenditure relating to the construction or repair of facilities used to supply Utility Services hereunder, or a long term commitment to certain sources of supply, is necessary or desirable, the provider party shall provide the receiving party with as much advance notice of the need or desirability for such capital expenditures and/or long term commitment as is practicable, and the receiving party shall be permitted to decline to participate in such capital expenditures or long term commitment by ceasing receipt of the affected Utility Service by no later than the date on which the new capital improvements become operational or, as the case may be, the new contract comes into effect. Except as set forth in this
Section 8.3 or in Section 8.4 below, the party providing Utility Services hereunder shall not have the right to terminate any such Utility Services during the term of this Agreement without the written consent of the other party hereto.

      Section 8.4. Regulatory Termination.

      If any governmental, administrative or regulatory entity seeks to impose upon the providing party the obligations of a public utility pursuant to Public Utility Commission Regulations or to impose regulations relative to sewer or water facilities pursuant to United States Environmental Protection Agency or Ohio Environmental Protection Agency regulations by reason of any Utility Services supplied hereunder, the affected provider party may elect to terminate or reduce any or all of the affected Utility Services provided under this Agreement at any time by giving the other party 30 days' prior written notice of its intention to do so, but such cancellation may only be effected to the extent necessary to avoid such public utility obligations or the application of such environmental regulations. In addition, if any future change in any law, rule or regulation is issued which makes it illegal for one party to continue to provide any of the Utility Services hereunder, the affected providing party may elect to terminate or reduce the Utility Services to the extent so effected at any time by giving the other party 30 days' prior written notice of its intention to do so.

      Section 8.5 Level and Character of Service.

      The party providing Utility Services hereunder shall use its commercially reasonable efforts to provide such Utility Services in substantial accordance with the historical practices at USS/KOBE's facility. Without limiting the generality of the foregoing, the parties will use reasonable efforts to provide to each other the Utility Services at the points of delivery and with the service characteristics set forth on Attachment F hereto and otherwise substantially at volumes, timing and priority that are in accordance with historical practices at USS/KOBE's facility. The parties acknowledge that certain services incidental to the supply of Utility Services are addressed in Sections III and IV hereof as RTI Services or NEWTUBE Services and that notwithstanding anything to the contrary contained in Attachment F hereto, the providing party's compensation therefor shall be governed exclusively by Sections III and IV to the extent such services are covered therein. Any additional service shall be provided only by mutual agreement.

      Section 8.6 Metering and Cost Allocation.

      (a) NEWTUBE and RTI shall install and maintain metering equipment in accordance with Attachment F attached hereto. The cost of installing such metering equipment shall be allocated as set forth on Attachment F. Metering maintenance costs shall be borne equally by RTI and NEWTUBE. Other internal maintenance costs for facilities used to deliver Utility Services hereunder (e.g., electrical substations) shall ---- be allocated between the parties according to mutually agreed upon formulae or, in the absence thereof, according to each parties' relative utilization of the affected Utility Service. RTI and NEWTUBE shall allocate third party charges for Utility Services on the basis of the metering or, in cases where metering is not yet installed or is not called for on Attachment F, according to estimated usage based on historical USS/KOBE division allocations (subject to adjustment for known usage changes). Third party charges billed to the receiving party hereunder shall be based on the parties' respective pro rata portion (as determined pursuant to this paragraph) of the providing party's out-of-pocket costs payable to the third party. Internal costs chargeable to the receiving party shall be based on the provider "s actual out-of-pocket costs (including salary or wage plus benefits of personnel performing the reimbursable services, pro rated for service time hereunder) without mark-up for general overhead or profit.

      (b)   All billings and payments hereunder shall be made in accordance with
            Section 5.3 hereof.

      (c) So long as the receiving party is in compliance with its maintenance obligations hereunder, it will not be assessed any line loss, leakage or distribution charge with respect to Utility Services provided hereunder. Neither party shall charge the other any connection or similar start-up fees not imposed by a third party. All rate differentials, cost savings, surcharges and other pricing variables will be allocated pro rata between RTI and NEWTUBE as provided above so that each party receives the same blended rate for Utility Services provided by third parties.

      (d) Notwithstanding the foregoing general cost allocation provisions, the cost of operating the lagoon service water system shall be allocated as follows. The parties hereto agree that the liabilities, obligations and expenses relating to the post-Closing operation of the lagoon service water system and related use of the lagoon located on RTI's Lorain property, including, without limitation, liabilities, obligations and expenses relating to (i) environmental investigations, remediations, fines and penalties, (ii) operational costs, maintenance, dredging and (subject to the first following proviso) capital expenditures necessary or desirable to permit the continued operation of the lagoon in a manner consistent with its present use, or (iii) releases and discharges to the Black River to the extent related to the post-Closing operations of the lagoon service water system (including spillover), will be deemed to be the liabilities, expenses and obligations of each of RTI and NEWTUBE in proportion to the volumes of each such party's (and its Affiliates') discharge of waste water and other materials to the lagoon from the Closing Date through the date of the incurrence of such liabilities, obligations or expenses, and each party hereto promptly will reimburse the other in cash with respect to such party's portion of any such liabilities, obligations and expenditures; provided, however, that, in the event any material capital expenditures relating to the construction of new facilities necessary or desirable to permit the continued operation of the lagoon are to be made by RTI, RTI shall provide NEWTUBE with as much advance notice of the need for such capital expenditures as is practicable, and NEWTUBE shall be permitted to decline to participate in such capital expenditures by ceasing use of the lagoon by NEWTUBE and its Affiliates no later than the date on which the new capital improvements become operational; and provided further, however, that NEWTUBE shall not be bound to pay for any settlement of liability claims with a third party, any settlement of liability claims, fine or penalty imposed by a governmental, judicial or administrative body, or any other operational change having a material increase on the cost of operation of the lagoon unless it has been given reasonable prior notice thereof and an opportunity to consult with RTI regarding the rationale, scope, cost and advisability of the same (provided that RTI shall determine whatever any of the foregoing will be effected following such consultation with NEWTUBE). The parties hereto agree that the liabilities and obligations of NEWTUBE described in this paragraph (d) shall be deemed "USS/KOBE Tubular Liabilities" for all purposes under the Master Agreement.

      (e) Should RTI or NEWTUBE incur increased costs in providing Utility Services hereunder due to changes in laws or regulations or their enforcement or new interpretations thereof, the receiving party shall reimburse the providing party therefor in accordance with the pro ration allocation established pursuant to this Section 8.6.

      (f) The receiving party shall pay or shall reimburse the provider for any sales and use taxes, utility gross receipts taxes, or other taxes arising in connection with the Utility Services supplied under this Agreement (excluding income taxes or taxes based on net income and the like).

      (g) Pursuant to Article VI of this Agreement, RTI will be leasing certain buildings from NEWTUBE. For so long as any such lease arrangement remains in effect, RTI will either (i) pay NEWTUBE for Utility Services provided to the applicable building (if NEWTUBE pays the third party provider directly) or (ii) deduct RTI's Utility Service usage at the applicable building from its billings to NEWTUBE (if RTI pays the third party provider directly), all in accordance with the allocation provisions set forth in this Section 8.6.

      Section 8.7. Curtailments of Utility Services.

      Each party has familiarized itself with the terms and conditions under which USS/KOBE currently purchases electricity and natural gas and the transportation of same, and, in particular, with the fact that both (as well as other utilities acquired from third parties) are at times purchased and transported on an interruptible basis. When the supply of electricity and natural gas (as well as other utilities acquired from third parties) is curtailed or interrupted by the third party supplier, the supply of same to NEWTUBE and RTI will be curtailed or interrupted equally, on a pro rata basis according to historical usage patterns, in all respects including, without limitation, the duration and severity of the curtailment or interruption. In the event of such a curtailment or interruption, the parties agree to negotiate in good faith to impose any different allocations that the parties reasonably deem to be appropriate under the circumstances, given the prevailing circumstances surrounding the curtailment/interruption and the operational needs of the parties. Each party agrees to comply with any notice of curtailment issued by a third party provider and each party hereby agrees to release, indemnify, defend, and save harmless the other party, its affiliates and their partners, members, directors, officers, employees, and agents from and against all losses, claims, costs, liabilities, fines, and penalties of any nature arising out of the indemnifying party's failure to comply with notices from third party providers pertaining to curtailment or interruption of Utility Services hereunder.

      Section 8.8. Changes in Third Party Providers.

      Nothing in this Agreement shall be construed to limit the ability of either party to modify its agreements with third party providers or enter into arrangements similar or dissimilar to those currently in effect with suppliers and transporters of the supplier's choice for the purchase of natural gas, electricity, or other Utility Services; provided, however, that except as contemplated in Section 8.3 neither party shall have the right to effect such a modification without the other's prior written consent (which may not be unreasonably withheld) if such modification would have a material adverse effect on the pricing, quality, timing or delivery of the affected Utility Services hereunder or result in a material increase in the term of such supply agreement. Nothing in this Section 8.8 shall be construed to give either party the right to terminate any Utility Service provided to the other party under this Agreement during the term set forth in Section 8.2.

      Section 8.9. Meters.

      All meters used for billing purposes will be calibrated from time to time according to industry standards and practices. The cost of calibration will be shared equally between RTI and NEWTUBE. The parties will coordinate with each other as to the time and date for all calibrations and permit each other to witness the calibration. If at any time between calibrations either party reasonably believes inaccuracies may be occurring in any meter, a calibration check shall be made. If a meter is found to be beyond its acceptable tolerance,
(a) the parties shall determine the difference in volume of measurement by reason of the deviation from the applicable tolerance by assuming that such deviation occurred immediately after the previous inspection, (b) the amounts for which payments have been made plus the amounts then payable shall be adjusted by one-half such assumed difference, and (c) a payment shall be made or credit issued accordingly. If either party requests the non-regular inspection or calibration of any meter and its deviation is found to be less than two percent (2%), the requesting party shall reimburse the other party for the costs of such inspection or calibrations.

      Section 8.10 Force Majeure.

      In the event either party's performance as a provider of Utility Services under this Article VIII is delayed or made impossible or commercially impracticable due to war, flood, civil commotion, fire, explosion, strike (other than strikes by the provider's own employees), lockout or other difference with workers, shortage of energy sources, material or labor, delay in or lack of transportation, breakdown or accident, so called "Y2K" malfunctions, compliance with or other action taken to carry out the intent or purpose of any law, regulation or other requirement of any governmental authority, Acts of God, or any cause beyond the providing party's reasonable control, the party providing the affected Utility Services shall have additional time within which to perform its obligations with respect to the affected Utility Services as may be reasonably necessary under the circumstances. Nothing contained in this paragraph shall be interpreted to extend the term of this Agreement or to require either party to provide Utility Services for longer than the periods specified herein.

                                   ARTICLE IX

                                  Miscellaneous

      Section 9.1 Headings.

      The descriptive headings herein are for convenience of reference only and do not constitute a part of this Agreement. They do not modify or affect in any way the meaning or interpretation of this Agreement.

      Section 9.2 Records.

      Each party shall maintain such records relating to the administrative services rendered hereunder as shall be reasonably necessary for the calculation of amounts payable under Section 5.1 and Article VIII. Each party hereto, at all reasonable times, shall have the right (at its own expense) to have its employees, agents, attorneys, and accountants (including both internal auditors and independent public accountants) inspect the books and records of the other party insofar as they relate to such party's rights and obligations under this Agreement. Any audit shall be at the sole expense of the party making the audit. Each party shall keep confidential as Proprietary Information all information learned in such audit, other than as may be required to be disclosed by law or in any legal or arbitration proceeding involving this Agreement.

      Section 9.3 Confidentiality.

      (a) RTI and NEWTUBE acknowledge that all information on about the operations, properties, finances, prospects, marketing, processes, products, methods, computer programs, procedures, machinery, apparatus or trade secrets owned or held or used (including under license from or agreement with third parties) by the other that is disclosed to RTI or NEWTUBE, as the case may be, during the course of performing its obligations under this Agreement is the property of, and is proprietary and confidential to, the disclosing party (the "Proprietary Information").

      (b) RTI and NEWTUBE agree that they shall not make any disclosure of the other's Proprietary Information (including methods or concepts utilized therein, other than those commonly known to professionals in the field) to any person other than affiliates, directors, partners, officers, employees and agents of and consultants to RTI or NEWTUBE to whom such disclosure is necessary or convenient for performance of its obligations hereunder and except as may be required by applicable legal requirements or by the court of competent jurisdiction. RTI and NEWTUBE shall appropriately notify each officer, employee, agent and consultant to whom any such disclosure of the other's Proprietary Information is made that such disclosure is made in confidence and shall be kept in confidence by such person.

      (c) RTI and NEWTUBE each agrees to use reasonable efforts to protect the other's Proprietary Information.

      (d) RTI and NEWTUBE each agrees to notify the other promptly in the event that it becomes aware of the unauthorized possession or use of the other's Proprietary Information (or any part thereof) by any third person, including any of its officers, employees, agents or consultants. RTI and NEWTUBE each further agrees to reasonably cooperate with the other in connection with its efforts to terminate or prevent such unauthorized possession or use of such Proprietary Information. NEWTUBE or RTI, as the case may be, shall pay the receiving party's reasonable out-of-pocket expenses in so cooperating, unless the unauthorized possession or use of the Proprietary Information resulted from the willful misconduct or gross negligence of such nonproprietary party.

      (e) Notwithstanding any other provision of this Agreement, the obligation of RTI and NEWTUBE to maintain the confidentiality of the Proprietary Information shall not apply to any portion of such Proprietary Information that:

            (i) was in the public domain at the time of NEWTUBE's or RTI's disclosure to the other;

            (ii) enters the public domain through no fault of the receiving party;

            (iii) was communicated to the receiving party by a third party free of any obligation of confidence known to the receiving party;
                  or

            (iv) was developed by officers, employees or agents of or consultants to the receiving party independently of and without reference to the Proprietary Information; provided, however, that Proprietary Information which is specific shall not be considered to be within the exception provided by this
                  Section 7.4(e) merely because it is embraced by general information in the public domain; provided further, that any combination of features within the Proprietary Information shall not be deemed within such exception merely because individual features are within the public domain, but only if the combination itself is within the public domain.

      Section 9.4 Assignment.

      Except as otherwise expressly set forth herein, neither party's rights or obligations hereunder can be assigned, delegated or subcontracted to any third party without the prior written consent of the other party hereto, except that
(a) either party may assign all of its rights and obligations hereunder in connection with the transfer of substantially all the assets of the on-site operations of such party, or the transfer of at least fifty percent (50%) of the voting equity of such party, and (b) either party may subcontract all or any part of its obligations hereunder to any of its affiliates or subsidiaries; provided, however, that the transferring party shall remain responsible for such obligations. Any assignment, delegation or subcontract that is not made in compliance with this section shall be void.

      Section 9.5 No Financial Obligations to Other Party.

      Neither RTI nor any of its affiliates shall have any obligation hereunder to provide any funds to NEWTUBE (except for payments expressly provided for herein), or to guarantee any of its obligations, or encumber any of its or their assets, or in any way whatsoever lend its or their credit to NEWTUBE. Neither NEWTUBE nor any of its affiliates shall have any obligation hereunder to provide any funds to RTI (except for payments expressly provided for herein), or to guarantee any of its obligations, or encumber any of its or their assets, or in any way whatsoever lend its or their credit to RTI.

      Section 9.6 Notice.

      Any notice to be given hereunder shall be given in accordance with Section
19.3 of the Master Agreement.

      Section 9.7 Governing Law.

      This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, except for the conflicts of laws provision thereof.

      Section 9.8 No Third Party Rights.

      Subject to the provisions of Sections 3.3(b), 4.3(b), 8.7 and 9.3 above, this Agreement is intended to be solely for the benefit of the parties hereto and their successors, assigns or delegates. Nothing in this Agreement is intended to confer any benefits upon, create any rights in favor of, or impose any obligations upon, any Person other than the parties hereto.

      Section 9.9 Waiver and Amendment.

      No waiver shall be deemed to have been made by either party of any of its rights under this Agreement unless the same shall be in a writing that expressly refers to this Section 9.9 and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. No amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both parties.

      Section 9.10 Counterparts.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

      Section 9.11 Severability.

      In case any one or more of the provisions contained in this Agreement is adjudged to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent necessary to avoid an unjust or inequitable result.

      Section 9.12 Entire Agreement.

      This Agreement (including the Attachments hereto) and, to the extent specifically referenced herein, the Master Agreement (including the exhibits thereto), contain the entire understanding and agreement between the parties as to the matters covered herein, and supersede and replace any prior understanding, agreement or statement of intent, whether written or oral.

      9.13 Indemnification.

      (a) RTI agrees to indemnify, defend and save harmless NEWTUBE and its affiliates and their respective partners, members, directors, officers, employees, contractors and suppliers from and against any all obligations, liabilities, claims and demands for damage to the property of or injuries to any persons which may be suffered by or asserted against NEWTUBE and its affiliates and their respective partners, members, directors, officers, employees, agents, contractors, suppliers, or their property to the extent arising out of any material breach of this Agreement by RTI or the gross negligence or intentional misconduct of RTI, or any of its directors, officers, employees, agents, contractors or suppliers in connection with the performance of this Agreement; provided, however, that RTI shall not be liable to NEWTUBE for any indirect, special, consequential or punitive damages. To the extent permitted by applicable law, except to the extent arising from any such indemnified person's gross negligence or intentional misconduct, RTI shall indemnify, defend, and hold NEWTUBE and its affiliates and their respective partners, members, officers, directors, employees, agents and representatives harmless from all claims against it by any RTI employee or any employee of any subcontractor or agent of RTI, with regard to bodily injury, disease or death, including those claims which would be covered by the constitutional and statutory immunity from suit and causes of action provided to employers in Section 35, Article II of the Ohio Constitution and Ohio Revised Code Section 4123.74, as well as any other similar immunity provided for or by any statute, law or constitution of the state of Ohio and of any other applicable state. Solely in regard to this indemnity, RTI does hereby expressly and specifically waive its constitutional and statutory immunity from suit and causes of action provided to employers in
Section 35, Article II of the Ohio Constitution and Ohio Revised Code Section 4123.74, as well as any other similar immunity provided for or by any statute, law or constitution of the state of Ohio and of any other applicable state.

      (b) NEWTUBE agrees to indemnify, defend and save harmless RTI and its affiliates and their respective partners, members, directors, officers, employees, contractors and suppliers from and against any all obligations, liabilities, claims and demands for damage to the property of or injuries to any persons which may be suffered by or asserted against RTI and its affiliates and their respective partners, members, directors, officers, employees, agents, contractors, suppliers, or their property to the extent arising out of any material breach of this Agreement by NEWTUBE or the gross negligence or intentional misconduct of NEWTUBE, or any of its directors, officers, employees, agents, contractors or suppliers in connection with the performance of this Agreement; provided, however, that NEWTUBE shall not be liable to RTI for any indirect, special, consequential or punitive damages. To the extent permitted by applicable law, except to the extent arising from any such indemnified person's gross negligence or intentional misconduct, NEWTUBE shall indemnify, defend, and hold RTI and its affiliates and their respective partners, members, officers, directors, employees, agents and representatives harmless from all claims against it by any NEWTUBE employee or any employee of any subcontractor or agent of NEWTUBE, with regard to bodily injury, disease or death, including those claims which would be covered by the constitutional and statutory immunity from suit and causes of action provided to employers in
Section 35, Article II of the Ohio Constitution and Ohio Revised Code Section 4123.74, as well as any other similar immunity provided for or by any statute, law or constitution of the state of Ohio and of any other applicable state. Solely in regard to this indemnity, NEWTUBE does hereby expressly and specifically waive its constitutional and statutory immunity from suit and causes of action provided to employers in Section 35, Article II of the Ohio Constitution and Ohio Revised Code Section 4123.74, as well as any other similar immunity provided for or by any statute, law or constitution of the state of Ohio and of any other applicable state.

      9.14 Other Services.

      If, after the execution of this Agreement, the parties mutually determine that a service which needs to be provided by one party to the other in order to achieve the intent of this Agreement was inadvertently omitted, then the parties shall (a) in cases where the omitted service was not within, and constitutes a material change in scope from, the general scope of services described herein, negotiate in good faith to agree to the terms and conditions upon which such omitted service will be added to this Agreement, it being agreed that the charges for such services will be determined on a basis consistent with the methodology used for determining the initial prices provided for herein, as set forth in Section 5.1, or (b) in all other cases, provide such service to the other (with the providing party being determined in a manner consistent with the allocation of services responsibility hereunder) at no additional cost (except as contemplated in Attachment C) in accordance with the terms and conditions set forth herein with respect to the class of services under which the omitted service should have originally been listed.

      9.15 Sourcing Changes.

      The party providing any service shall retain the right to select, change or outsource any equipment, materials, procedures or personnel (including vendors, suppliers or contractors) used in performing the services, so long as such action does not adversely affect the costs, quality, kind, timing, priority or amount of services provided to the recipient. The parties agree that each party may obtain the RTI Services or the NEWTUBE Services, as the case may be, it requires from third parties other than the party designated as the provider herein.

      9.16 Survival.

      The rights, obligations, covenants and agreements of the parties herein shall survive the Closing of the transactions contemplated by the Master Agreement and, to the extent expressly provided herein, the termination of this Agreement with respect to any or all of the RTI Services, NEWTUBE Services or Utility Services.

      9.17 No Partnership.

      Nothing contained herein shall in any way cause either party hereto to become a partner in the conduct of the other party's business or a joint venturer or a member of a joint enterprise with the other party.

      9.18 Binding Effect.

      This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns.

      9.19 Limitation of Liability for USS/KOBE Legacy Items.

      Notwithstanding anything else set forth in this Agreement, in no event shall RTI or any of its post-Closing Affiliates have any liability to the extent arising from or related to any event, occurrence or defect existing as of the date hereof in any asset, property, system, software or premises of USS/KOBE or any of its pre-Closing Affiliates, or for any failure to comply with the terms of this Agreement to the extent caused by any of the foregoing.

      9.20 Specific Performance.

      The parties acknowledge and agree that, from and after the Closing, a violation of any of the covenants or agreements contained in this Agreement will cause the parties irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each party will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of such covenants and agreements and to enforce specifically the terms and provisions thereof in any court of competent jurisdiction, in addition to any other remedy to which it may be entitled at law or in equity.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement effective on the date first written above.


                                        REPUBLIC TECHNOLOGIES
                                        INTERNATIONAL, LLC

                                        By: /s/ John B. George
                                           ---------------------------------


                                        LORAIN TUBULAR COMPANY, LLC

                                        By: /s/ R.M. Stanton
                                           ---------------------------------